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                                   Exhibit 5.1

             Opinion and consent of Brobeck, Phleger & Harrison LLP



                                 August 19, 1996




Dura Pharmaceuticals, Inc.
5880 Pacific Center Blvd.
San Diego, California 92121

         Re: Dura Pharmaceuticals, Inc. Registration Statement on Form S-8 for 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

         In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,500,000 shares of Common Stock of Dura Pharmaceuticals Inc. (the "Company") under the Company's 1992 Stock Option Plan, as amended on May 29, 1996, and as further amended on July 1, 1996 (the "Plan"), we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan, and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             -----------------------------------
                                             BROBECK, PHLEGER & HARRISON LLP